UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009

NORTHPORT NETWORK SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	#000-52728	76-0674579
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 4200, 601 Union Street
Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 652-3451
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e -4(c)) 1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On October 27, 2009, the Board of Directors unanimously approved a resolution to appoint three additional directors; Xiao Jun, Yu Jianhua and Dr Jim Howell Qian to sit as directors of the Company effective immediately and to act as directors until the next shareholder meeting or until they resign or are replaced. All three have agreed to act as directors. There are no family relationships between the new directors.

In addition, the Board accepted the resignation of Zhao Yan as Chief Executive Officer of the Company effective immediately. Dr. Jim Qian has been appointed as the new CEO of the Company. Xiao Jun is appointed Chief Technology Officer of the Company effective immediately. Yu Jianhua is appointed Chief Operations Officer of China Operations effective immediately.

Their biographies are provided below:

Xiao Jun has been an employee of Northport’s China subsidiary since April 2004. He obtained a Masters degree in Multimedia and Virtual Reality in 2002 from Leuven Engineering College in Belgium and also holds a 1992 degree in Computer Science and Engineering from Huazhong University of Science and Technology. From 1996 to 1998 he was Vice Chief Engineer of the spaceflight group at Guangyu Group in Shenzhen, China. From 1998 until 2000 he was Vice General Manager of Beijing Yuanchao Information Technology Ltd. where he assisted in the development of China’s first business image processing software. In 2000 he joined Beijing Yimei Network Technology Ltd as Vice CEO where he led the employee team in development of China`s first digital imaging network platform. While at Yimei, he assisted in the establishment of the Beijing Digital Image Industry Union along with Lenovo, BOE and Thunis; all major players in the field. Since joining Northport China, he has headed up the Company`s research and development division and was appointed Chief Technology Officer in October 2009.

Yu Jianhua is a resident of Dalian, China and has significant expertise in real estate and property development. Since 2001 he has been Chairman of Dalian Jintudi Real Estate Development Co. Ltd. Prior to that he was Deputy General Manager of Dalian Xintian Real Estate Development Co. Ltd. and Dalian Dongfang Real Estate Development Co. Ltd. Previously he spent almost twenty years as a Factory Manager with a number of food and safety equipment manufacturing factories in Dalian.

Jim H. Qian, Ph.D. is currently the president and CEO of American Centrality Group, Inc., Nevada and Abgenom, Inc. Hayward, CA. Prior to this, Dr. Qian was a co-founder & president of Abgenome, Inc. Berkeley, CA, which develops in vitro diagnostic kits for cardiovascular diseases. Prior to that, Dr. Qian was the co-founder & president of ProMab Biotechnologies, Inc. which develops and markets recombinant proteins, antibody-based reagents and diagnostic kits, and tissue chips to academic and pharmaceutical laboratories worldwide. Before launching ProMab, Dr. Qian was a scientist at Incyte Genomics, Inc. He received his postdoctoral training in Biochemistry from University of California at Berkeley and obtained his Ph.D. in Microbial Biology from University of Nebraska-Lincoln.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHPORT NETWORK SYSTEMS, INC.

Dated: October 28, 2009	By:	/s/ Zhao Yan
	Name:	Zhao Yan
	Title:	President